                                IMAX CORPORATION

                                  Exhibit 99.1

                                     [LOGO]
IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com


            IMAX CORPORATION REPORTS FIRST QUARTER FINANCIAL RESULTS

HIGHLIGHTS

- Company announces contracts for eight IMAX(R) theatre systems in the first quarter, including six in North America.

- Company's 2006 film slate remains the strongest ever, with a total of seven films, five of which are IMAX(R) 3D films, including Superman Returns -- the world's first live-action Hollywood feature to be converted from 2D to 3D using IMAX's proprietary conversion technology.

- Company reports it is pleased with the interest received and progress made to date in its exploration of strategic alternatives, including the possible sale or merger of the business.

-     Company guides to strong second quarter.

TORONTO - May 9, 2006 - IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today reported a net loss of $0.14 per diluted share for the quarter ended March 31, 2006, compared to net earnings of $0.03 per diluted share reported for the three months ended March 31, 2005. The Company also announced that the process involving the potential merger or sale of the Company is proceeding well.

"We are pleased that we remain on track to grow IMAX's signings and installations - the two most important metrics of our growth - in 2006 above our exceptionally strong 2005 results," said IMAX Co-Chief Executive Officers Richard L. Gelfond and Bradley J. Wechsler. "Given our solid film slate and the large amount of interest we are seeing from commercial exhibitors, we believe the Company will benefit from significant momentum as we look to the remainder of the year. First quarter earnings were below guidance of approximately a ten cent loss due to a number of factors, including the underperformance of V for Vendetta, which reduced earnings by two cents, the increase in non-cash compensation related to the increase in stock price after the Company's announcement of its exploration of strategic alternatives including the potential sale of the Company, which reduced earnings by one cent, as well as other non-cash expenses relating to this sale process incurred in the quarter. That said, we continued to make progress executing our core growth initiatives and implementing our commercial strategy during the first quarter. We remain optimistic that we will continue to improve upon our 2005 performance, where all of the Company's key metrics were up solidly."

The Company indicated that it continues to advance in its process of exploring and evaluating strategic alternatives to enhance shareholder value, including, but not limited to, the sale or merger of the business. Commenting on this process, Messrs. Gelfond and Wechsler stated, "We have been very pleased with the amount of interest we have seen to date and how the process is proceeding to date. We just entered the second round and are pleased to be evaluating proposals from a broad range of interested parties. We remain confident that pursuing strategic alternatives for the business will enable us to expand the company's scale, accelerate its growth and enhance shareholder value."

Separately, the Company indicated that for the second quarter of fiscal 2006, it expects to record revenues of approximately $40 million and earnings per share of $0.05-$0.08. The Company plans to install 10 theatre systems during the second quarter.

During the first quarter, the Company signed agreements for eight IMAX theatre systems, six of which were in North America. In the seven quarter period after the Company installed its first IMAX MPX(R) theatre system in Q2 2004, it signed deals for 79 new IMAX systems, compared to 46 systems in the prior seven quarters from Q4 2002 to Q2 2004.

V for Vendetta: The IMAX Experience has grossed approximately $5.6 million. The IMAX original 3D production Deep Sea 3D has performed well, grossing $8.8 million, bolstered by strong reviews and positive audience reaction. In addition, the Company noted that Harry Potter and the Goblet of Fire: The IMAX Experience has grossed more than $20 million, becoming the first digitally re-mastered 2D IMAX release to reach this milestone.

"While the IMAX DMR(R) version of V for Vendetta disappointed from a financial perspective, it filled out our film slate and helped exhibitors during a traditionally slow film period. Deep Sea 3D was a definite bright spot during the first quarter, demonstrating consistent strength week after week and actually gaining momentum after it first opened," continued Messrs. Gelfond and Wechsler. "We believe IMAX offers moviegoers an unparalleled entertainment experience, and remain excited about our many compelling opportunities for growth throughout the remainder of 2006."

IMAX's 2006 film slate, with a new film scheduled to open every six to eight weeks throughout the rest of the year, is the Company's strongest ever. The new releases include IMAX DMR version of Poseidon, a high-tech special-effects driven film opening May 12 that tells the survival story of passengers aboard an ocean liner toppled by a colossal tidal wave. The highly-anticipated Superman Returns will become the world's first live-action Hollywood feature to be converted from 2D to IMAX 3D, and is slated to open June 30. The Company plans to release The Ant Bully: An IMAX 3D Experience, a CGI animated film based on the beloved children's book of the same name on August 4; and Open Season: An IMAX 3D Experience, Sony Pictures Animation's first CGI animated picture, will be released September 29 featuring a deer and a grizzly bear who befriend one another during hunting season. Finally, Happy Feet: An IMAX 3D Experience, a CGI animated musical-comedy about a special Emperor penguin, opens November 17.

"We remain very excited not only about our 2006 films, but about our prospects for the 2007 slate, which are still in discussion but include some of the biggest films of the year. IMAX is clearly perceived to be a vibrant and integral component of the Hollywood release platform, and we think that our ability to deliver outstanding event films to the expanding network of IMAX theatres will continue to drive the Company's success," concluded Messrs. Gelfond and Wechsler.

For the three months ended March 31, 2006, the Company's total revenues were $20.4 million, as compared to $31.4 million reported for the prior year period. The decline in revenue is attributable to the projected decline in systems revenue due to the seasonally slow nature of first quarter installs and the fact that the company projected no consensual lease buyouts in the first quarter. Systems revenue was $9.4 million versus $22.1 million in the prior year period, when the company recognized revenue on five systems compared to three in the first quarter of 2006. There were no revenues associated with consensual lease buyouts, terminations by default and MPX conversion agreements in the first quarter. This compares to $7.1 million in settlement revenues in the first quarter of fiscal 2005.

For the first quarter of 2006, film revenues were $6.5 million, as compared to $4.9 million in the first quarter of 2005. This included IMAX DMR revenues of $1.1 million. Theatre operations revenue was essentially flat at $3.7 million in the first quarter of 2006 versus $3.8 million in the first quarter of 2005. Other revenue was $0.8 million in the first quarter of 2006 compared to $0.5 million in the first quarter of 2004.

The Company will host a conference call to discuss these results at 8:30 AM ET. To access the call interested parties should call (913) 981-4904 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 6613347.

ABOUT IMAX CORPORATION
Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies and the newest distribution window for Hollywood films. IMAX delivers the world's best cinematic presentations using proprietary IMAX, IMAX 3D, and IMAX DMR technology. IMAX DMR (Digital Re-mastering) makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience. The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences. As of March 31, 2006, there were 266 IMAX theatres operating in 36 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(R), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and in the subsequent reports filed by the Company with the Securities and Exchange Commission including the Company's 10-Q for the quarter ended March 31, 2006, scheduled to be filed on May 9, 2006.

For additional information please contact:

MEDIA:                                       INVESTORS:

IMAX CORPORATION, New York                   Integrated Corporate Relations
Sarah Gormley                                Amanda Mullin

212-821-0155                                 203-682-8243
sgormley@imax.com

ENTERTAINMENT MEDIA:                         BUSINESS MEDIA:
Newman & Company, Los Angeles                Sloane & Company, New York
Al Newman                                    Elliot Sloane
310-278-1560                                 212-446-1860
asn@newman-co.com                            esloane@sloanepr.com

                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)

                                                                                             THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                            2006             2005
                                                                                       ------------    -------------
REVENUE

IMAX systems                                                                           $      9,398    $      22,113
Films                                                                                         6,521            4,947
Theater operations                                                                            3,657            3,816
Other                                                                                           842              492
                                                                                       ------------    -------------
                                                                                             20,418           31,368
COSTS OF GOODS AND SERVICES                                                                  14,393           15,223
                                                                                       ------------    -------------
GROSS MARGIN                                                                                  6,025           16,145

Selling, general and administrative expenses                                                 10,505           10,243
Research and development                                                                        915              653
Amortization of intangibles                                                                     192              157
Receivable provisions, net of (recoveries)                                                      143              212
                                                                                       ------------    -------------
EARNINGS (LOSS) FROM OPERATIONS                                                              (5,730)           4,880

Interest income                                                                                 253              214
Interest expense                                                                             (4,174)          (4,197)
                                                                                       ------------    -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                           (9,651)             897
Recovery of income taxes                                                                      1,530               59
                                                                                       ------------    -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS                                               (8,121)             956
Net earnings from discontinued operations                                                     2,300              240
                                                                                       ------------    -------------
NET EARNINGS (LOSS)                                                                          (5,821)           1,196
                                                                                       ============    =============

EARNINGS (LOSS) PER SHARE:
Earnings (loss) per share - basic and diluted:

  Net earnings (loss) from continuing operations                                       $      (0.20)   $        0.02
  Net earnings from discontinued operations                                            $       0.06    $        0.01
                                                                                       ------------    -------------
  Net earnings (loss)                                                                  $      (0.14)    $       0.03
                                                                                       ============    =============

Weighted average number of shares outstanding (000's):

     Basic                                                                                   40,225           39,557
     Fully diluted                                                                           40,225           41,920

Additional disclosure:


Depreciation and amortization 1                                                              $3,901           $3,584

(1) Includes $0.3 million of amortization of deferred financing costs charged to interest expense for the quarter ended March 31, 2006 (2005 - $0.3 million)

                                IMAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (in thousands of U.S. dollars)

                                                                                      MARCH 31,
                                                                                        2006           DECEMBER 31,
                                                                                    (UNAUDITED)            2005
                                                                                  ----------------   ----------------
ASSETS

Cash and cash equivalents                                                         $         22,023   $         24,324
Short-term investments                                                                       8,257              8,171
Accounts receivable, net of allowance for doubtful accounts of $6,057
  (2005 - $5,892)                                                                           24,382             26,165
Financing receivables                                                                       62,281             63,006
Inventories                                                                                 31,050             28,294
Prepaid expenses                                                                             3,996              3,825
Film assets                                                                                  3,578              3,329
Fixed assets                                                                                25,777             26,780
Other assets                                                                                 7,873             11,618
Deferred income taxes                                                                        7,558              6,171
Goodwill                                                                                    39,027             39,027
Other intangible assets                                                                      2,600              2,701
                                                                                  ----------------   ----------------
   Total assets                                                                   $        238,402   $        243,411
                                                                                  ================   ================

LIABILITIES

Accounts payable                                                                  $          5,586   $          6,935
Accrued liabilities                                                                         50,818             55,122
Deferred revenue                                                                            47,487             44,397
Senior Notes due 2010                                                                      160,000            160,000
                                                                                  ----------------   ----------------
   Total liabilities                                                                       263,891            266,454
                                                                                  ----------------   ----------------

SHAREHOLDERS' EQUITY (DEFICIT)

Capital stock Common shares - no par value. Authorized -
  unlimited number. Issued and outstanding - 40,280,075 (2005 - 40,213,542)                121,928            121,674
Other equity                                                                                 2,127              1,758
Deficit                                                                                   (150,168)          (144,347)
Accumulated other comprehensive income (loss)                                                  624             (2,128)
                                                                                  ----------------   ----------------
   Total shareholders' deficit                                                             (25,489)           (23,043)
                                                                                  ----------------   ----------------
   Total liabilities and shareholders' equity (deficit)                           $        238,402   $        243,411
                                                                                  ================   ================





                                       ###